CITIGROUP, INC.
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS

(In Millions)                                                                  YEAR ENDED DECEMBER 31,                 Six Months
                                                                                                                        June 30
EXCLUDING INTEREST ON DEPOSITS:                                    1999      1998      1997      1996      1995      2000      1999
                                                                  ------    ------    ------    ------    ------    ------    ------

FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                                     13,894    15,849    14,911    12,362    13,488     8,509     7,020
     INTEREST FACTOR IN RENT EXPENSE                                 262       394       301       282       275       171       162
     DIVIDENDS--PREFERRED STOCK                                      232       332       433       505       800        91       121
                                                                  ------    ------    ------    ------    ------    ------    ------

        TOTAL FIXED CHARGES                                       14,388    16,575    15,645    13,149    14,563     8,771     7,303
                                                                  ------    ------    ------    ------    ------    ------    ------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES                  15,948     9,269    10,750    11,087     8,914    10,300     7,887
     OTHER                                                             -         -         -         1         -         -         -
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                          14,156    16,243    15,212    12,644    13,763     8,680     7,182
                                                                  ------    ------    ------    ------    ------    ------    ------

        TOTAL INCOME                                              30,104    25,512    25,962    23,732    22,677    18,980    15,069
                                                                  ======    ======    ======    ======    ======    ======    ======

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                                 2.09      1.54      1.66      1.80      1.56      2.16      2.06
                                                                  ======    ======    ======    ======    ======    ======    ======

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                             24,768    27,495    24,524    21,336    22,390    14,515    12,507
     INTEREST FACTOR IN RENT EXPENSE                                 262       394       301       282       275       171       162
     DIVIDENDS--PREFERRED STOCK                                      232       332       433       505       800        91       121
                                                                  ------    ------    ------    ------    ------    ------    ------

        TOTAL FIXED CHARGES                                       25,262    28,221    25,258    22,123    23,465    14,777    12,790
                                                                  ------    ------    ------    ------    ------    ------    ------

INCOME:
     INCOME BEFORE TAXES, MINORITY INTEREST
     AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES                  15,948     9,269    10,750    11,087     8,914    10,300     7,887
     OTHER                                                             -         -         -         1         -         -         -
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                          25,030    27,889    24,825    21,618    22,665    14,686    12,669
                                                                  ------    ------    ------    ------    ------    ------    ------

        TOTAL INCOME                                              40,978    37,158    35,575    32,706    31,579    24,986    20,556
                                                                  ======    ======    ======    ======    ======    ======    ======

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                                 1.62      1.32      1.41      1.48      1.35      1.69      1.61
                                                                  ======    ======    ======    ======    ======    ======    ======
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